UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AKEBIA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Akebia Therapeutics Announces Adjournment of Special Meeting of Stockholders

•	Meeting adjourned to Thursday, May 4, 2023 at 10:00 a.m. Eastern Time

CAMBRIDGE, Mass. – April 11, 2023 – Akebia Therapeutics, Inc. (Nasdaq: AKBA), a biopharmaceutical company with the purpose to better the lives of people impacted by kidney disease, today announced that it adjourned, without conducting any business, the special meeting of stockholders (the “Special Meeting”) on Tuesday, April 11, 2023 to allow the company to solicit from its stockholders the additional proxies necessary to obtain approval of the proposals described in the company’s revised definitive proxy statement filed with the Securities and Exchange Commission on March 17, 2023.

The Special Meeting will reconvene on Thursday, May 4, 2023, beginning at 10:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/AKBA2023SM. The record date for the Special Meeting continues to be the close of business on February 16, 2023. No changes have been made to the proposals to be voted on by stockholders at the Special Meeting. The proxy statement is available at https://www.sec.gov/ and at www.proxyvote.com.

Akebia encourages all stockholders of record at the close of business on February 16, 2023 who have not yet voted, to vote by 11:59 p.m. Eastern Time on May 3, 2023.

Akebia’s board of directors strongly recommends that stockholders vote “FOR” each of the proposals presented at the Special Meeting.

Proxies previously submitted in respect of the Special Meeting will be voted at the adjourned Special Meeting unless properly revoked. Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action. Stockholders can change their vote at any time before the Special Meeting by returning a signed proxy with a later date or transmitting a subsequent vote over the Internet or by telephone by 11:59 p.m. Eastern Time on May 3, 2023, or by attending the Special Meeting and voting online during the Special Meeting.

About Akebia Therapeutics

Akebia Therapeutics, Inc. is a fully integrated biopharmaceutical company with the purpose to better the lives of people impacted by kidney disease. Akebia was founded in 2007 and is headquartered in Cambridge, Massachusetts. For more information, please visit our website at www.akebia.com, which does not form a part of this release.

Forward Looking Statements

Statements in this press release regarding Akebia Therapeutics, Inc.’s (“Akebia’s”) strategy, plans, prospects, expectations, beliefs, intentions and goals are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and include, but are not limited to, statements regarding the date on which the Special Meeting will be adjourned to. The terms “expect,” “intend,” “believe,” “plan,” “goal,” “potential,” “will,” “continue,” derivatives of these words, and similar references are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to, risks associated with uncertainties regarding the solicitation of proxies. Other risks and uncertainties include those identified under the heading “Risk Factors” in Akebia’s Annual Report on Form 10-K for the year ended December 31, 2022, and other filings that Akebia may make with the U.S. Securities and Exchange Commission in the future. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release, and, except as required by law, Akebia does not undertake, and specifically disclaims, any obligation to update any forward-looking statements contained in this press release.

Akebia Therapeutics® is a registered trademark of Akebia Therapeutics, Inc.

Akebia Therapeutics Contact

Mercedes Carrasco

mcarrasco@akebia.com

###